EXHIBIT 99.CODE ETH
KAYNE ANDERSON MLP INVESTMENT COMPANY
KAYNE ANDERSON ENERGY TOTAL RETURN FUND
KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
SUPPLEMENTAL ANTIFRAUD CODE OF ETHICS FOR
PRINCIPAL OFFICERS AND SENIOR FINANCIAL OFFICERS
This Supplemental Antifraud Code of Ethics (the “Code”) for the Principal Officers and Senior Financial Officers (the “Covered Officers”) of each of Kayne Anderson MLP Investment Company, Kayne Anderson Energy Total Return Fund, Inc., and Kayne Anderson Energy Development Company (each, as it may be used herein, the “Company”) is intended to guide and remind the Covered Officers of their responsibilities to the Company and its stockholders, other Covered Officers, and governmental authorities. Covered Officers are expected to act in accordance with the guidance and standards set forth in this Code. The Board of Directors (the “Board”) of the Company has adopted this Code. All references herein to the Company apply to the Covered Officer of each such Company in connection with their duties.
For the purposes of this Code, the Company’s Principal Officers and Senior Financial Officers shall include: the Principal Executive Officer; the Principal Financial Officer; the Principal Accounting Officer; the Controller; and any persons performing similar functions on behalf of the Company, regardless of whether such persons are employed by the Company or a third party.
This Code is intended to serve as the code of ethics described in Section 406 of The Sarbanes-Oxley Act of 2002, Form 10-K, Form 8-K and Form N-CSR. To the extent that a Covered Officer is subject to the Company’s code of ethics adopted pursuant to Rule 17j-1 (the “Rule 17j-1 Code”) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), this Code is intended to supplement and be interpreted in the context of the Rule 17j-1 Code. This Code also should be interpreted in the context of all applicable laws, regulations, the Company’s Charter and Bylaws, as amended, and all other governance and disclosure policies and documents adopted by the Board. All Covered Officers must become familiar and fully comply with this Code. Because this Code cannot and does not cover every applicable law or provide answers to all questions that might arise, all Covered Officers are expected to use common sense about what is right and wrong, including a sense of when it is proper to seek guidance from others on the appropriate course of conduct.
The purpose of this Code is to set standards for the Covered Officers that are reasonably designed to deter wrongdoing and are necessary to promote:
•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (the “SEC”) and in any other public communications by the Company;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the Code to the appropriate persons as set forth in the Code; and

•	accountability for adherence to the Code.
1.	Honest and Ethical Conduct

a.	Honesty, Diligence and Professional Responsibility
Covered Officers are expected to observe both the form and the spirit of the ethical principles contained in this Code. Covered Officers must perform their duties and responsibilities for the Company:
•	with honesty, diligence, and a commitment to professional and ethical responsibility;

•	carefully, thoroughly and in a timely manner; and

•	in conformity with applicable professional and technical standards.

Covered Officers who are certified public accountants are expected carry out their duties and responsibilities in a manner consistent with the principles governing the accounting profession, including any guidelines or principles issued by the Public Company Accounting Oversight Board or the American Institute of Certified Public Accountants from time to time.
b.	Objectivity / Avoidance of Undisclosed Conflicts of Interest
Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest. A “conflict of interest” occurs when a Covered Officer’s private interest interferes with the interests of, or the Covered Officer’s service to, the Company. The overarching principle is that Covered Officers are expected to maintain objectivity, to avoid undisclosed conflicts of interest, and to not improperly place their personal interests before the interests of the Company. In the performance of their duties and responsibilities for the Company, Covered Officers must:
•	not subordinate their judgment to personal gain and advantage, or be unduly influenced by their own interests or by the interests of others;

•	avoid participation in any activity or relationship that constitutes a conflict of interest unless that conflict has been completely disclosed to affected parties;

•	avoid participation in any activity or relationship that could create the appearance of a conflict of interest;

•	avoid direct or indirect participation in any investment, interest, association, activity or relationship that may impair or appear to impair their objectivity;
•	not use their personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Company whereby they would benefit personally to the detriment of the Company;

•	not cause the Company to take action, or fail to take action, for their individual personal benefit rather than the benefit of the Company; and

•	not receive, directly or indirectly (such as through a member of the Covered Officer’s family), improper personal benefits as a result of his or her position with the Company.
Any Covered Officer who may be involved in a situation or activity that might be a conflict of interest or give the appearance of a conflict of interest should consider reporting such situation or activity using the reporting procedures set forth in Section 4 of this Code. The Audit Committee will not be responsible for monitoring or enforcing this conflict of interest policy, but rather each Covered Officer is responsible for self-compliance with this conflict of interest policy.

The following list provides examples of some potential conflict of interest situations that should be reported using the reporting procedures set forth in Section 4 of this Code; Covered Officers should keep in mind that these examples are not exhaustive:
•	service as a director on the board of any public company;

•	the receipt of any gift in excess of $250 from any company with which the Company has current or prospective business dealings;

•	the receipt of any entertainment from any company with which the Company has current or prospective business dealings unless such entertainment is business related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

•	any ownership interest in, or any consulting or employment relationship with, any of the Company’s service providers, other than its investment adviser, principal underwriter, administrator or any affiliated person thereof;

•	a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Company for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer’s employment, such as compensation or equity ownership.
Although typically not presenting an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the contractual relationship between the Company and the investment adviser of which a Covered Officer may also be an officer or an employee. As a result, this Code recognizes that the Covered Officers may, in the normal course of their duties (whether formally for the Company or for the adviser, or for both), be involved in establishing policies and implementing decisions that will have different effects on the adviser and the Company. The participation of such Covered Officers in such activities is inherent in the contractual relationship between the Company and the adviser and is consistent with the performance by the Covered Officers of their duties as officers of the Company. Thus, if performed in conformity with applicable provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), such activities will be deemed to have been handled ethically. Other conflicts of interest are covered by this Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act.

c.	Preparation of Financial Statements
Covered Officers must not knowingly make any misrepresentations regarding the Company’s financial statements or any facts in the preparation of the Company’s financial statements, and must comply with all applicable laws, standards, principles, guidelines, rules and regulations in the preparation of the Company’s financial statements. This section is intended to prohibit:
•	making, or permitting or directing another to make, materially false or misleading entries in the Company’s financial statements or records;

•	failing to correct the Company’s financial statements or records that are materially false or misleading when he or she has the authority to record an entry; and

•	signing, or permitting or directing another to sign, a document containing materially false or misleading financial information.
Covered Officers must be scrupulous in their application of generally accepted accounting principles. No Covered Officer may (i) express an opinion or state affirmatively that the financial statements or other financial data of the Company are presented in conformity with generally accepted accounting principles, or (ii) state that he or she is not aware of any material modifications that should be made to such statements or data in order for them to be in conformity with generally accepted accounting principles, if such statements or data contain any departure from generally accepted accounting principles then in effect in the United States.
Covered Officers must follow the laws, standards, principles, guidelines, rules and regulations established by all applicable governmental bodies, commissions or other regulatory agencies in the preparation of financial statements, records and related information. If a Covered Officer prepares financial statements, records or related information for purposes of reporting to such bodies, commissions or regulatory agencies, the Covered Officer must follow the requirements of such organizations in addition to generally accepted accounting principles.
If a Covered Officer and his or her supervisor have a disagreement or dispute relating to the preparation of financial statements or the recording of transactions, the Covered Officer should take the following steps to ensure that the situation does not constitute an impermissible subordination of judgment:
•	The Covered Officer should consider whether (i) the entry or the failure to record a transaction in the records, or (ii) the financial statement presentation or the nature or omission of disclosure in the financial statements, as proposed by the supervisor, represents the use of an acceptable alternative and does not materially misrepresent the facts or result in an omission of a material fact. If, after appropriate research or consultation, the Covered Officer concludes that the matter has authoritative support and/or does not result in a material misrepresentation, the Covered Officer need do nothing further.

•	If the Covered Officer concludes that the financial statements or records could be materially misstated as a result of the supervisor’s determination, the Covered Officer should follow the reporting procedures set forth in Section 4 of this Code.

d.	Obligations to the Independent Auditor of the Company
In dealing with the Company’s independent auditor, Covered Officers must be candid and not knowingly misrepresent facts or knowingly fail to disclose material facts, and must respond to specific inquiries and requests by the Company’s independent auditor.
Covered Officers must not take any action, or direct any person to take any action, to fraudulently influence, coerce, manipulate or mislead the Company’s independent auditor in the performance of an audit of the Company’s financial statements for the purpose of rendering such financial statements materially misleading.
2.	Full, Fair, Accurate, Timely and Understandable Disclosure
It is the Company’s policy to provide full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in any other public communications by the Company. The Company has designed and implemented Disclosure Controls and Procedures to carry out this policy.
Covered Officers are expected to use their best efforts to promote, facilitate, and prepare full, fair, accurate, timely, and understandable disclosure in all reports and documents that the Company files with, or submits to, the SEC and in any other public communications by the Company.
Covered Officers must review the Company’s Disclosure Controls and Procedures to ensure they are aware of and carry out their duties and responsibilities in accordance with the Disclosure Controls and Procedures and the public reporting obligations of the Company. Covered Officers are responsible for monitoring the integrity and effectiveness of the Company’s Disclosure Controls and Procedures.
3.	Compliance with Applicable Laws, Rules and Regulations
Covered Officers are expected to know, respect and comply with all laws, rules and regulations applicable to the conduct of the Company’s business. If a Covered Officer is in doubt about the legality or propriety of an action, business practice or policy, the Covered Officer should seek advice from the Covered Officer’s supervisor or the Company’s legal counsel.
In the performance of their work, Covered Officers must not knowingly be a party to any illegal activity or engage in acts that are discreditable to the Company.
Covered Officers are expected to promote the Company’s compliance with applicable laws, rules and regulations. To promote such compliance, Covered Officers may establish and maintain mechanisms to educate employees carrying out the finance and compliance functions of the Company about any applicable laws, rules or regulations that affect the operation of the finance and compliance functions and the Company generally.

4.	Reporting of Illegal or Unethical Behavior
Covered Officers should promptly report any conduct or actions by a Covered Officer that do not comply with the law or with this Code, failure to do so is itself a violation of this Code. Covered Officers and the Company shall adhere to the following reporting procedures:
•	Any Covered Officer who questions whether a situation, activity or practice is acceptable must immediately report such practice to the Principal Executive Officer of the Company (or to a Covered Officer who is the functional equivalent of this position) or to the Company’s legal counsel. The person receiving the report shall consider the matter and respond to the Covered Officer within a reasonable amount of time.

•	If the Covered Officer is not satisfied with the response of the Principal Executive Officer or counsel, the Covered Officer must report the matter to the Chairman of the Audit Committee. If the Chairman is unavailable, the Covered Officer may report the matter to any other member of the Audit Committee. The person receiving the report shall consider the matter, refer it to the full Audit Committee if he or she deems appropriate, and respond to the Covered Officer within a reasonable amount of time.

•	If, after receiving a response, the Covered Officer concludes that appropriate action was not taken, he or she should consider any responsibility that may exist to communicate to third parties, such as regulatory authorities or the Company’s independent auditor. In this matter, the Covered Officer may wish to consult with his or her own legal counsel.

•	The Audit Committee and the Company will not be responsible for monitoring or enforcing this reporting of violations policy, but rather each Covered Officer is responsible for self-compliance with this reporting of violations policy.

•	To the extent possible and as allowed by law, reports will be treated as confidential.

•	If the Audit Committee determines that a Covered Officer violated this Code, failed to report a known or suspected violation of this Code, or provided intentionally false or malicious information in connection with an alleged violation of this Code, the Company may take disciplinary action against any such Covered Officer to the extent the Audit Committee deems appropriate. No Covered Officer will be disciplined for reporting a concern in good faith.

•	The Company and the Audit Committee may report violations of the law to the appropriate authorities.

5.	Accountability and Applicability
All Covered Officers will be held accountable for adherence to this Code. On an annual basis, within 30 days of the beginning of each calendar year, each Covered Officer shall certify in writing his or her receipt, familiarity and commitment to compliance with this Code, by signing the Acknowledgment Form (Appendix A to this Code). Covered Officers will not retaliate against any other Covered Officer or any employee of the Company or their affiliated persons for reports of potential violations that are made in good faith.
This Code is applicable to all Covered Officers, regardless of whether such persons are employed by the Company or a third party. If a Covered Officer is aware of a person (“Potential Officer”) who may be considered a Covered Officer as defined by this Code, the Covered Officer should inform legal counsel to the Company of such Potential Officer so that a determination can be made regarding whether such Potential Officer has completed or should complete an Acknowledgment Form. However, the absence of such a determination will not be deemed to relieve any person of his or her duties under this Code.
6.	Disclosure of this Code
This Code shall be disclosed by at least one of the following methods in the manner prescribed by the SEC, unless otherwise required by law:
•	by filing a copy of the Code with the SEC;

•	by posting the text of the Code on the Company’s website; or

•	by providing, without charge, a copy of the Code to any person upon request.
7.	Waivers
Any waiver of this Code, including an implicit waiver, that has been granted to a Covered Officer, may be made only by the Board or a committee of the Board to which such responsibility has been delegated, and must be disclosed by the Company in the manner prescribed by law (which may be required to be reported on Form 8-K in the case of Kayne Anderson Energy Development Company) and as set forth above in Section 6 (Disclosure of this Code).
8.	Amendments
This Code may be amended by the affirmative vote of a majority of the Board. Any amendment of this Code, must be disclosed by the Company in the manner prescribed by law (which may be required to be reported on Form 8-K in the case of Kayne Anderson Energy Development Company) and as set forth above in Section 6 (Disclosure of this Code), unless such amendment is deemed to be technical, administrative, or otherwise non-substantive. Any amendments to this Code will be provided to the Covered Officers.
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Approved by the Board of Directors of Kayne Anderson MLP Investment Company on July 12, 2004, by the Board of Directors of Kayne Anderson Energy Total Return Fund on June 15, 2005, and by the Board of Directors of Kayne Anderson Energy Development Company on September 5, 2006.

Appendix A
Kayne Anderson MLP Investment Company
Kayne Anderson Energy Total Return Fund
Kayne Anderson Energy Development Company
Certification and Acknowledgment of Receipt of Supplemental Antifraud Code of Ethics for Principal Officers and Senior Financial Officers
I acknowledge and certify that I have received a copy of the company’s Supplemental Antifraud Code of Ethics for Principal Officers and Senior Financial Officers (the “Code”). I understand and agree that it is my responsibility to read and familiarize myself with the policies and procedures contained in the Code and to abide by those policies and procedures.
I acknowledge my commitment to comply with the Code.

Officer Name (Please Print)	Officer Signature

Date